Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements and Amendments in effect of our reports dated February 27, 2008, with respect to the consolidated balance sheet of Nortel Networks Corporation as of December 31, 2007, and the related consolidated statements of operations, changes in equity and comprehensive income (loss) and cash flows for the year then ended, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Nortel Networks Corporation:
•	Registration Statement on Form S-3 (Nortel Networks/BCE 1985 Stock Option Plan and the Nortel Networks/BCE 1999 Stock Option Plan) (333-11888)

•	Registration Statement on Form S-3 and all Post-Effective Amendments thereto (Qtera Corporation) (333-11454)

•	Registration Statement on Form S-3 and all Post-Effective Amendments thereto (Dividend Reinvestment Plan) (33-62270)

•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto (Nortel Networks Stock Purchase Plan) (333-11270)

•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto (Nortel Networks NA Inc. 1998 Employee Stock Purchase Plan) (333-9570)

•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto (Nortel Networks NA Inc. 1994 Stock Option Plan) (333-9066)

•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto (Qtera Corporation Amended and Restated Stock Incentive Plan) (333-11452)

•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto
(Periphonics Corporation 1995 Stock Option Plan, as Amended and
Periphonics Corporation 1995 Non-Employee Director Stock Option Plan)
(333-10980)

•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto
(Clarify Inc. 1991 Stock Option/Stock Issuance Plan,
Clarify Inc. 1999 Non-Executive Stock Option/Stock Issuance Plan,
Clarify Inc. Amended and Restated 1995 Stock Option/Stock Issuance Plan,
Clarify Inc. Non-Employee Directors Option Plan,
OBJIX Systems Development, Inc. Stock Plan and
Certain Separate Option Agreements)
(333-11110)

•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto (Nortel Networks Corporation 1986 Stock Option Plan, as Amended and Restated) (333-11342)

•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto (Nortel Networks Corporation 1986 Stock Option Plan, as Amended and Restated) (333-6152)

•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto (Nortel Networks Corporation 1986 Stock Option Plan, as Amended and Restated) (33-88214)

•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto (Nortel Networks Corporation 1986 Stock Option Plan, as Amended and Restated) (33-61904)

•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto (Nortel Networks Corporation 1986 Stock Option Plan, as Amended and Restated) (33-11640)

•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto (Promatory Communications, Inc. 1997 Stock Plan and Promatory Communications, Inc. 1999 Stock Plan) (333-11798)

•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto (Nortel Networks Inc. Long-Term Investment Plan) (333-7366)

•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto (Nortel Networks Inc. Long-Term Investment Plan) (33-25333)

•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto (Nortel Networks Corporation 2000 Stock Option Plan) (333-11876)

•	Registration Statement on Form S-8 (Xros, Inc. 1999 Stock Plan) (333-12176)

•	Registration Statement on Form S-8
(Architel Systems Corporation 1994 Flexible Stock Incentive Plan,
1996 Stock Option Plan of Architel Systems Corporation,
Amended and Restated Accugraph Corporation 1996 Stock Option Plan,
Accugraph Corporation Key Employee Stock Option Plan and
Accugraph Corporation 1992 Directors and Officers Stock Option Plan)
(333-12228)

•	Registration Statement on Form S-8 (CoreTek, Inc. 1998 Employee, Director and Consultant Stock Option Plan) (333-12286)

•	Registration Statement on Form S-8 (EPiCON, Inc. 1995 Stock Plan, as Amended) (333-12644)

•	Registration Statement on Form S-8
(Alteon WebSystems, Inc. 2000 Non Statutory Incentive Plan,
1999 Equity Incentive Plan,
1999 Stock Purchase Plan and
Pharsalia Technologies, Inc. 2000 Equity Incentive Plan)
(333-12760)

•	Registration Statement on Form S-8 (Sonoma Systems 1996 Stock Option Plan, as Amended and Sonoma Systems 1999 Stock Option Plan, as Amended) (333-49304)

•	Registration Statement on Form S-8 and all Post-Effective Amendments thereto (Nortel Networks U.S. Deferred Compensation Plan) (333-11558)

•	Registration Statement on Form S-3 (JDS Uniphase Corporation) (333-57510)

•	Registration Statement on Form S-8 (Nortel Networks Stock Purchase Plan) (333-70482)

•	Registration Statement on Form S-3 (Shasta Networks, Inc.) (333-10310)

•	Registration Statement on Form S-8 (Nortel Networks Company Savings Plan) (333-70504)

•	Registration Statement on Form S-3 and all Post-Effective Amendments thereto
(Common Shares, Preferred Shares, Debt Securities, Guarantees,
Warrants to Purchase Equity Securities, Warrants to Purchase Debt Securities,
Share Purchase Contracts, Share Purchase or Equity Units of Nortel Networks Corporation and
Guaranteed Debt Securities of Nortel Networks Limited)
(333-88164)

•	Registration Statement on Form S-8 (Nortel Networks Stock Purchase Plan) (333-106633)

•	Registration Statement on Form S-8 (Long-Term Investment Plan) (333-106654)

•	Registration Statement on Form S-8
(Nortel Global Stock Purchase Plan, Nortel U.S. Stock Purchase Plan and
Nortel Stock Purchase Plan for Members of the Nortel Savings and Retirement Program)
(333-126250)

•	Registration Statement on Form S-8 (Nortel 2005 Stock Incentive Plan) (333-135768)

•	Registration Statement on Form S-4 and all Amendments thereto
(Nortel Networks Limited Offers to Exchange:
$450,000,000 principal amount of 10.75% Senior Notes due 2016
$550,000,000 principal amount of 10.125% Senior Notes due 2013
$1,000,000,000 principal amount of Floating Rate Senior Notes due 2011)
(333-145972)

•	Registration Statement on Form S-3 and all Amendments thereto
(Nortel Networks Corporation Proposed Sale to Public of:
$575,000,000 1.75% Convertible Senior Notes Due 2012
$575,000,000 2.125% Convertible Senior Notes Due 2014
35,937,500 Common Shares of Nortel Networks Corporation)
(333-146273)
/s/  KPMG LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Canada
February 27, 2008